Exhibit 99.1
This communication shall not constitute an offer to sell
nor the solicitation of an offer to buy any securities.
Summary of Terms of
Series B Convertible Perpetual Preferred Stock

Issuer	Inverness Medical Innovations, Inc.

Securities	Series B Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”).

Liquidation preference	$400.00 per share, plus accumulated but unpaid dividends.

Dividend	$12.00 for each share of Series B Preferred Stock per year. Dividends will be cumulative from the date of issuance and to the extent permitted under our credit facility, assets are legally available under Delaware law to pay dividends and our board of directors or an authorized committee of our board declares a dividend payable, we will pay dividends in (i) cash, (ii) shares of our common stock, (iii) if the dividend is paid on or before June 4, 2015, shares of Series B Preferred Stock (or convertible preferred stock having substantially the same terms as the Series B Preferred Stock) or (iv) any combination thereof at our discretion, every quarter.

If we elect to make any dividend payment, or portion thereof, in shares of our common stock, such shares shall be valued for such purpose, at 97% of the average of the daily volume-weighted average price per share of our common stock for each of the five consecutive trading days ending on the second trading day immediately prior to the record date for such dividend.

If we fail to pay dividends on the shares of our Series B Preferred Stock for six quarterly dividend periods (whether consecutive or not), then holders of shares of our Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, dividends at the rate per annum equal to 3.0% plus 1.0% until we have paid all dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Any further failure to pay dividends would cause the dividend rate to increase again by 1.0% to 5.0% per annum until we have again paid all dividends for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

No dividends or other distributions (other than a dividend payable solely in shares of a like or junior ranking) may be paid or set apart for payment upon any parity shares or junior shares, nor may any parity shares or junior shares be redeemed or acquired for any consideration by us or any liquidation amount with respect to any such parity or junior shares (except by conversion into or exchange for shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds or shares of common stock therefore have been set apart on the Series B Preferred Stock and any parity shares.

Dividend payment dates	The l5th calendar day (or the following business day if the 15th is not a business day) of each January, April, July, and October, commencing following the first full calendar quarter after the issuance date.

Ranking	Our Series B Preferred Stock will rank:

•   senior to all of the shares of our common stock and to all of our other capital stock issued in the future unless the terms of such capital stock expressly provide that it ranks senior to, or on a parity with, shares of our Series B Preferred Stock;

• on a parity with all of our other capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the shares of our Series B Preferred Stock; and

• junior to all shares of our capital stock issued in the future the terms of which expressly provide that such shares will rank senior to the shares of our Series B Preferred Stock.

The issuance of any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series B Preferred Stock is subject to the requirements set forth below under “Voting Rights.”

Redemption	Shares of our Series B Preferred Stock will not be redeemable by us.

Put rights	Holders will not have a put right.

Conversion at election of holder	Each share of Series B Preferred Stock will be convertible, at the option of the holder, into 5.7703 shares of our common stock (the “conversion rate”) (which is equivalent to an initial conversion price of approximately $69.32 per share), plus cash in lieu of fractional shares, in the following circumstances, to the following extent and, until the Authorized Share Increase described below is obtained, subject to a sufficient number of shares of common stock being available for issuance:

•   During any calendar quarter beginning with the second calendar quarter after the issuance date of the Series B Preferred Stock, if the closing sale price of our common stock on the American Stock Exchange (“AMEX”) for each of 20 or more trading days within any period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price per share of common stock in effect on the last trading day of the immediately preceding calendar quarter.

•   If during the 5 consecutive business days immediately after any 5 consecutive trading day period (the “preferred measurement period”) in which the average trading price per share of Series B Preferred Stock was equal to or less than 97% of the average conversion value of the Series B Preferred Stock during the preferred measurement period.

• Upon the occurrence of a fundamental change, as described below under “Additional conversion right upon a fundamental change.”

•   We are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which our common stock would be converted into or exchanged for, or would constitute, solely the right to receive, cash, securities or other property.

At our option, the settlement of a conversion may also be made in cash or a combination of cash and shares as described below under “Optional Settlement of Conversions.”

Upon conversion, holders will not receive any cash payment representing accumulated dividends, if any.

The conversion rate shall be subject to adjustments as described below under “Anti-dilution adjustments.”

Forced Conversion	We may, at our option and, until the Authorized Share Increase described below is obtained, subject to a sufficient number of shares of common stock being available for issuance upon conversion, cause the Series B Preferred Stock to be automatically converted into that number of shares of common stock that are issuable at the then prevailing conversion rate. We may exercise our conversion right on or prior to the third anniversary of the issuance date if, for 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period), the closing price of our common stock on AMEX exceeds 150% of the then prevailing conversion price of the Series B Preferred Stock. We may exercise our conversion right after the third anniversary of the issuance date if, for 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period), the closing price of our common stock on AMEX exceeds 130% of the then prevailing conversion price of the Series B Preferred Stock.

If we exercise our conversion right on or prior to the third anniversary of the issuance date, we will also pay to each holder of Series B Preferred Stock a make-whole payment equal to the aggregate amount of any unpaid dividends that such holder would have received through the third anniversary of the issuance date. At our option, this payment may be made in the form of common stock based upon 97% of the daily volume-weighted average price of our common stock on that trading day.

At our option, the settlement of an automatic conversion may also be made in cash or a combination of cash and shares as described below under “Optional Settlement of Conversions.”

Optional Settlement of Conversion	Upon a conversion of shares of Series B Preferred Stock as described above, we may, at our option, satisfy the entire conversion obligation in cash, or through a combination of cash and common stock, to the extent permitted under our credit facility and under Delaware law and, until the Authorized Share Increase described below is obtained, subject to a sufficient number of shares of common stock being available for issuance conversion.

Cash Settlement. If we elect to satisfy the entire conversion obligation in cash, then we will deliver to each holder of Series B Preferred Stock, for each of the 20 trading days in the applicable conversion measurement period, a cash settlement amount equal to the daily conversion value per preferred share, as described below.

Combined Settlement. If we elect to satisfy a portion of the conversion obligation in cash (expressed either as a dollar amount or as a percentage of the daily conversion value) and a portion of the conversion obligation in shares of common stock, then we will deliver for each share of Series B Preferred Stock, for each of the 20 trading days in the applicable conversion measurement period, (1) such partial cash settlement amount divided by 20 (or, if expressed as a percentage of the conversion obligation, such partial cash settlement amount calculated as a percentage of the daily conversion value), plus (2) a number of shares equal to (a) the daily conversion value minus such daily partial cash settlement amount divided by (b) the daily volume-weighted average price of our common stock on that trading day.

As used above, the term “conversion measurement period” means the 20 consecutive trading days beginning on the third trading day following the date on which the shares of Series B Preferred Stock are tendered for conversion.

As used above, the “daily conversion value” means, for each of the 20 trading days during the applicable conversion measurement period, one-twentieth (1/20) of the product of (1) the then applicable conversion rate and (2) the daily volume-weighted average price of a share of our common stock on that trading day.

Anti-dilution adjustments	The conversion rate of the Series B Preferred Stock is subject to adjustment upon the occurrence of certain events (including payment of cash distributions to holders of our common stock, stock splits, combinations, reclassifications, distribution of certain rights and warrants, certain distributions of non-cash property, certain tender and exchange offers and certain business combinations in which we are not the surviving entity), but will not be adjusted for accumulated and unpaid dividends.

If, however, application of the above would result in a decrease in the conversion rate (other than a share split or share combination), no adjustment to the conversion rate shall be made.

Increase in authorized shares	We will use our best efforts to obtain such stockholder approvals at our next annual meeting of stockholders as are necessary to increase the number of shares of authorized common stock to allow for conversion of all shares of Series B Preferred Stock into shares of our common stock (the “Authorized Share Increase”).

Additional conversion right upon a fundamental change	Upon the occurrence of a fundamental change (as described below), if the market value per share of our common stock multiplied by the conversion rate then in effect is less than the liquidation preference, holders will have the option to convert all or a portion of their Series B Preferred Stock into common stock at an adjusted conversion rate equal to the lesser of (1) the liquidation preference divided by the market value per share of our common stock and (2) 11.5406 shares. In lieu of issuing common stock pursuant to this alternative conversion right in the event of a fundamental change, we may, at our option, make a cash payment to converting holders equal to the liquidation preference of such Series B Preferred Stock, plus accrued but unpaid dividends.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

• the adoption of a plan the consummation of which would result in our liquidation or dissolution;

• the acquisition, directly or indirectly, by any person

     or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of our voting stock;

•   any share exchange, consolidation or merger of us (excluding a merger solely for the purpose of changing our jurisdiction of incorporation) pursuant to which our common stock will be converted into cash, securities or other property, to or with any person other than one of our subsidiaries; provided that any such transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction continue to own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a fundamental change;

•   during any period of two consecutive years, individuals who at the beginning of such period comprised our board of directors (together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

• our common stock ceases to be listed on a national securities exchange or quoted on AMEX or another over-the-counter market in the United States.

However, a fundamental change will not be deemed to have occurred in the case of a merger or consolidation, if (i) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a United States company traded on a national securities exchange or quoted on AMEX (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (ii) as a result of such transaction or transactions the shares of Series B Preferred Stock become convertible solely into such common stock (an “Excluded Transaction”).

Adjustment to conversion rate upon the occurrence of a make-whole fundamental change	If a make-whole fundamental change (as described below) occurs, then we will increase the conversion rate applicable to the shares of Series B Preferred Stock that are surrendered at any time from, and including, the 30th day before the date we originally announce as the anticipated effective date of the make-whole fundamental change to, and including, the 40th business day after the effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a “fundamental change,” to, and including, the fundamental change repurchase date).

A “make-whole fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•   the sale, transfer, lease conveyance or other disposition of all or substantially all of our property or assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (an “asset sale make-whole fundamental change”); or

•   a transaction or series of related transactions (other than an Excluded Transaction), in connection with which our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

If the make-whole fundamental change is an asset sale make-whole fundamental change and the consideration paid for our property and assets consists solely of cash, then the change in the conversion rate will be based on (i) the amount of cash paid for our property and assets (expressed as an amount per share of our common stock outstanding on the effective date of the asset sale make-whole fundamental change) and (ii) the effective date of the make-whole fundamental change. If the make-whole fundamental change is of the type described in the second bullet-point above and the consideration paid for our common stock consists solely of cash, then the change in the conversion rate will be based on (i) the cash amount paid per our share of common stock in the make-whole fundamental change and (ii) the effective date of the make-whole fundamental change. In all other cases, the conversion rate will be based on the average of the closing sale prices per share of our common stock on AMEX for the 5 consecutive trading days immediately preceding the effective date of the make-whole fundamental change.

A make-whole fundamental change will not be deemed to have occurred in the case of an Excluded Transaction.

Voting rights	The holders of Series B Preferred Stock will have no voting rights except as set forth below or as otherwise required by Delaware law from time to time. If dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, the holders of the Series B Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights (including the existing preferred stock), will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the preferred stock has been paid in full.

In addition, for so long as any shares of Series B Preferred Stock remain outstanding, we shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

•   amend or repeal any provision of, or add any provision to, our certificate of incorporation or bylaws that has an adverse change to the powers, preferences, rights, qualifications, limitations or restrictions of the Series B Preferred Stock or results in an increase or decrease in the total number of authorized or issued shares of Series B Preferred Stock; or

• authorize or designate any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series B Preferred Stock.

Trading	We will list the Series B Preferred Stock and the underlying shares of common stock on AMEX, on which our common stock currently trades.

Form and denomination	We expect that the Series B Preferred Stock will be represented by one or more global securities, deposited with The Depository Trust Company, and registered in the name of Cede & Co., DTC’s nominee.
Additional Information and Where To Find It
     Inverness plans to file with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which will include Matria’s proxy statement and Inverness’ prospectus for the proposed transaction. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT INVERNESS, MATRIA, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and Matria can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Matria by contacting Investor Relations at (770) 767-4500 or investor_relations@matria.com or by directing a request when such a filing is made to Matria Healthcare, Inc.,1850 Parkway Place, Marietta, GA 30067, Attention: Secretary.
     Inverness, Matria and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Matria in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement/prospectus described above. Additional information regarding Matria’s directors and executive officers is also included in Matria’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 30, 2007. This proxy statement is available free of charge at the SEC’s web site at www.sec.gov and from Matria by contacting them as described above.